Exhibit 10.1

SECOND AMENDMENT
TO THE SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ALIGHT HOLDING COMPANY, LLC
This Second Amendment (this "Amendment") to the Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC, a Delaware limited liability company (the "Company"), is effective as of June 30, 2026 at 5:00 p.m., by Alight, Inc., a Delaware corporation, as the managing member of the Company (the "Managing Member"). Capitalized terms used but not defined in this Amendment have the definitions assigned to such terms in the LLC Agreement (as defined below).
W I T N E S S E T H
WHEREAS, the Company is a Delaware limited liability company that was formed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., pursuant to the Certificate of Formation of the Company as filed with the office of the Secretary of State of the State of Delaware on March 7, 2017, and is governed by the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 2, 2021, as amended by the First Amendment thereto, dated as of December 1, 2021 (as so amended, the "LLC Agreement"); and
WHEREAS, this Amendment has been duly approved by the Managing Member and the Board of Directors.
I.AMENDMENT. The LLC Agreement is hereby amended by adding a new Section 7.06 reading as follows:
"Section 7.06. Unit Recapitalization. Notwithstanding anything in this Agreement to the contrary and without the need for any additional act or consent of any Person, including any other Member, upon the effectiveness (such time, the "Recapitalization Effective Time") of the Certificate of Amendment of the Pubco Charter, filed on June 29, 2026, which effects a reverse stock split of the issued and outstanding shares of Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class V Common Stock (the "Pubco Charter Amendment"), the Class A Units, the Class B-1 Units and the Class B-2 Units issued and outstanding immediately prior to the Recapitalization Effective Time shall be automatically combined and reclassified, without further action, such that (i) each 20 Class A Units issued and outstanding immediately prior to the Recapitalization Effective Time shall be reclassified into one (1) validly issued and fully paid Class A Unit, (ii) each 20 Class B-1 Units issued and outstanding immediately prior to the Recapitalization Effective Time shall be reclassified into one (1) validly issued and fully paid Class B-1 Unit, and (iii) each 20 Class B-2 Units issued and outstanding immediately prior to the Recapitalization Effective Time shall be reclassified into one (1) validly issued and fully paid Class B-2 Unit (collectively, the "Reverse Unit Split"). Notwithstanding the immediately preceding sentence, no fractional Units shall be issued and, in lieu thereof, any Person who would otherwise be entitled to a fractional Class A Unit, Class B-1 Unit or Class B-2 Unit, as applicable, as a result of the Reverse Unit Split, as of the Recapitalization Effective Time, shall be entitled to receive a cash payment in an amount equal to the fair value thereof as of the Recapitalization Effective Time (as determined by the Managing Member), without interest. The Schedule of Members shall be updated to reflect the Reverse Unit Split. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Reverse Stock Split (as defined in the Pubco Charter Amendment) is permitted by and complies with this Agreement.

II.MISCELLANEOUS.
A.Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the Managing Member, and its respective successors and assigns.

B.Full Force and Effect. Except to the extent modified hereby, the LLC Agreement shall remain in full force and effect.
C.Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.
D.Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.
E.Severability of Provisions. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

MANAGING MEMBER:

ALIGHT, INC.

By:    /s/ Martin T. Felli_______________________
    Name: Martin T. Felli
    Title: Chief Legal Officer and Corporate Secretary